Exhibit 10.14

Amendment #1 to the Technology License and Services Agreement
Dated August 21, 2013
by and between
Neurotrope Bioscience, Inc., on the one hand,
and
Blanchette Rockefeller Neurosciences Institute and NRV II, LLC,
on the other hand

This Amendment #1 to the Technology License and Services Agreement (“Amendment”) is made and entered into as of August 21, 2013 (the “Amendment Effective Date”) by and between Neurotrope BioScience, Inc. (“Neurotrope”), on the one hand, and Blanchette Rockefeller Neurosciences Institute (“BRNI”) and NRV II, LLC (“NRV II”), on the other hand. Neurotrope, BRNI and NRV II are sometimes referred to herein, individually, as a “Party” or, collectively, as the “Parties.”

WHEREAS, pursuant to the terms and conditions of that certain Technology License and Services Agreement (“License”), dated October 31, 2012, by and between Neurotrope, on the one hand, and BRNI and NRV II, on the other hand, BRNI and NRV II granted to Neurotrope, effective as of the Effective Date (as defined in the License), an exclusive license in and to the Licensed Patents (as defined in the License) and Licensed Technology (as defined in the License); and

WHEREAS, each of the Parties agrees the Neurotrope Board of Directors should resolve certain disputes relating to Services and that BRNI shall not commercially unreasonably withhold consent to Neurotrope engaging a Person other than BRNI to provide research or development services or other related scientific assistance and support services;

WHEREAS, the Parties desire to amend the License by this Amendment, including to provide for such agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

1.                  Terms used in this Amendment with initial capital letters, but not defined in this Amendment, shall have their respective meanings set forth in the License.

2.                  Section 3.1 of the License shall be deemed to be amended to include the following sentence:

In the event of a dispute regarding whether BRNI is able to provide any Services and no Third Party is clearly in a superior position to provide services identical or similar to such Services, the Board of Directors of Neurotrope shall resolve any such disputes.

3.                  The first sentence of Section 3.2 of the License shall be deemed to be replaced in its entirety with the following:

Neurotrope shall not engage any Person other than BRNI to provide any research or development services or other related scientific assistance and support services (including pre-clinical or clinical activities or trials), including any services identical or similar to the Services, without BRNI’s prior written consent which shall not be commercially unreasonably withheld.

IN WITNESS WHEREOF, each of the Parties hereto, by its duly authorized representative, has caused this Amendment to be executed as of the Amendment Effective Date.

NEUROTROPE BIOSCIENCE, INC.

By: /s/ Jim New (Signature)

Name: Jim New

Title: CEO

BLANCHETTE ROCKEFELLER NEUROSCIENCES INSTITUTE

By: /s/ William Singer (Signature)

Name: William Singer

Title: President

NRV II, LLC

By: /s/ William Singer (Signature)

Name: William Singer, Director of Neuroscience Research Ventures, Inc.

Title: Managing Member of NRV II, LLC